Exhibit 99.1

CMD Inc.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

AND

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CMD Inc. (“the Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and changes in owners’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2025.

Draper, UT

February 14, 2025

CMD Inc.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS

Current Assets
Cash and cash equivalents	$641,526	$282,691
Marketable securities	-	472,568
Accounts receivables, net	5,284,862	2,420,660
Contract assets, net	1,373,107	309,144
Inventories	1,239,067	911,537
Prepaid expenses and other current assets	80,898	1,300
Total Current Assets	8,619,460	4,397,900

Property and equipment, net	3,147,878	3,254,397
TOTAL ASSETS	$11,767,338	$7,652,297

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$1,317,270	$1,760,129
Contract liabilities	1,901,655	1,945,963
Current portion of finance lease liabilities	126,520	112,185
Current portion of notes payable	240,946	295,450
Lines of credit	-	500,000
Total Current Liabilities	3,586,391	4,613,727

Finance lease liabilities, net of current portion	202,233	300,500
Notes payable, net of current portion	3,826,836	4,031,347
TOTAL LIABILITIES	7,615,460	8,945,574

OWNERS’ EQUITY (DEFICIT)	4,151,878	(1,293,277)
TOTAL LIABILITIES AND OWNERS’ EQUITY (DEFICIT)	$11,767,338	$7,652,297

The accompanying notes are an integral part of these consolidated financial statements

CMD Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

CHANGES IN OWNERS’ EQUITY (DEFICIT)

	For the Years Ended December 31,
	2023	2022
Revenues	$27,097,696	$13,722,754
Cost of revenues	16,289,200	9,963,563
Gross Profit	10,808,496	3,759,191

Operating Expenses
Personnel	3,226,398	3,370,895
Depreciation	267,107	266,643
General and administrative	1,300,843	1,254,363
Professional fees	40,328	123,218
Total Operating Expenses	4,834,676	5,015,119

INCOME (LOSS) FROM OPERATIONS	5,973,820	(1,255,928)

Other Income (Expenses)
Other income	8,251	4,252
Interest expense	(207,671)	(225,961)
Gain on disposal of property and equipment	34,867	110,873
Realized income from marketable securities	(17,714)	(1,671)
Unrealized loss from marketable securities	-	(137,487)
Total Other Expenses	(182,267)	(249,994)

NET INCOME (LOSS)	$5,791,553	$(1,505,922)

OWNERS’ EQUITY – BEGINNING	(1,293,277)	743,954
OWNERS’ DISTRIBUTIONS	(346,398)	(531,309)
NET INCOME (LOSS)	5,791,553	(1,505,922)
OWNERS’ EQUITY – ENDING	$4,151,878	$(1,293,277)

The accompanying notes are an integral part of these consolidated financial statements

CMD Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$5,791,553	(1,505,922)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on disposal of property and equipment	(34,967)	(110,873)
Change in fair value of marketable securities	-	137,487
Current expected credit losses	39,600	74,600
Depreciation	267,107	266,643
Changes in operating assets and liabilities:
Accounts receivable	(2,874,702)	(916,831)
Inventories	(327,530)	(359,664)
Contract assets	(1,093,063)	402,931
Prepaid expenses and other current assets	(79,598)	81,510
Accounts payable and accrued expenses	(442,859)	565,390
Contract liabilities	(44,308)	422,384
Net cash provided by (used in) operating activities	1,201,233	(942,345)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(137,993)	(234,832)
Proceeds from disposal of property and equipment	43,300	158,335
Net investment in marketable securities	472,568	983,613
Net cash provided by investing activities	377,875	907,116

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	248,526
Repayments of notes payable and finance lease liabilities	(373,875)	(299,807)
Repayments of lines of credit	(500,000)	(196,000)
Distributions paid	(346,398)	(531,309)
Net cash used in financing activities	(1,220,273)	(778,590)

NET CHANGE IN CASH AND CASH EQUIVALENTS	358,835	(813,819)

CASH AND CASH EQUIVALENTS
Beginning of the period	282,691	1,096,510
End of the period	$641,526	282,691

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$221,799	187,492

NON-CASH INVESTING AND FINANCING ACTIVITIES
Financed purchases of property and equipment	$87,615	$1,665,474
Building loan refinanced into new loan	$-	$732,000

The accompanying notes are an integral part of these consolidated financial statements

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 1—ORGANIZATION, NATURE OF BUSINESS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CMD Inc. (“CMD” or the “Company”) was formed under the laws of the State of Nevada on September 7, 2012. Headquartered in Las Vegas, CMD specializes in finish carpentry and related products and services, including doors, frames, trim, hardware, millwork, cabinetry, and specialty construction accessories for general contractors, commercial developers, residential builders and homeowners, and government entities.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as codified in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CMD, as well as variable interest entities (“VIEs”) of which CMD is deemed to be the primary beneficiary (see Note 3). All intercompany accounts and transactions have been eliminated.

Variable Interest Entities

The Company accounts for VIEs in which CMD is deemed to be the primary beneficiary in accordance with ASC 810, “Consolidation.” A VIE must be consolidated by the primary beneficiary when the primary beneficiary has both (1) the power to direct the activities of the VIE that most significantly affect that entity’s economic performance and (2) the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. The Company reconsiders whether an entity is still a VIE only upon certain triggering events and continually assesses its consolidated VIEs to determine if it continues to be the primary beneficiary.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less. The Company maintains deposits in several financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits. As of December 31, 2023 and 2022, the Company had $386,823 and $0 in excess of FDIC limits, respectively.

Marketable Securities

The Company accounts for marketable securities in accordance with ASC 320, “Investments – Debt and Equity Securities.” The Company classifies its investments in marketable securities based on the nature of the securities and their intended use in current operations. Marketable securities are stated at fair value, with all realized and unrealized gains and losses on marketable securities recognized in other income. The Company determines realized and unrealized gains and losses using the specific identification method.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Revenue Recognition and Cost of Revenue

The Company records revenue in accordance with ASC 606, “Revenue from Contracts with Customers.” Revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, the Company applies the following five-step approach: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as a performance obligation is satisfied.

Revenue is primarily derived from contracts with customers for finish carpentry and related products and services, including doors, frames, trim, hardware, millwork, cabinetry, and specialty construction accessories. The Company recognizes revenue when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration it expects to be entitled to in exchange for those goods or services. The Company accounts for a contract when it has approval and commitment from both parties, the rights and payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.

The transaction price is allocated to each distinct performance obligation within a contract and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s contracts consist of a single performance obligation, as the promised goods and services are highly interdependent and not separately identifiable from other promises within the contract and, therefore, are not distinct.

Revenue for each contract is generally recognized over time due to the continuous transfer of control to the customer as work is performed at the customer’s site and, therefore, the customer controls the asset as it is being installed. The Company generally measures progress toward completion using the cost-to-cost input method, as it best depicts the transfer of control of goods and services to the customer. Under this method, progress is measured based on the ratio of costs incurred to date to the total estimated costs at completion, with revenue recognized proportionally as costs are incurred. Incurred costs include all direct materials, labor, subcontractor expenses, and other indirect costs related to contract performance.

Estimating the total expected cost at completion requires significant judgment. The Company regularly reviews and updates cost estimates quarterly or more frequently if circumstances change. External factors such as weather conditions, supply chain distributions, and customer delays may impact contract progress, potentially affecting the timing and amount of revenue recognition, cash flow, and overall contract profitability.

For certain customers, the Company applies the right-to-invoice practical expedient and recognizes revenue in the amount it is entitled to invoice when that amount corresponds directly with the value of the performance to date.

Contracts can be subject to modification to account for changes in contract specifications and requirements. A contract modification exists when a change in scope or price creates new, or modifies existing, enforceable rights and obligations. Contract modifications are for goods or services that are not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as if they were part of that existing contract. The effect of a contract modification on the transaction price and the Company’s measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis.

The Company provides assurance-type warranties on certain installed products and services, which do not represent a separate performance obligation. Due to the nature of the Company’s projects, including contract owner inspections during construction and prior to acceptance, warranty-related costs have historically been immaterial.

Contract Assets and Liabilities

Contract assets represent revenue recognized in excess of customer billings. This includes rights to payment for completed performance that are conditional on factors other than the passage of time, such as retainage. Retainage consists of amounts withheld by the customer that are not invoiced until specific contractual milestones are met, typically upon contract completion.

Contract liabilities represent customer billings in excess of revenue recognized, including advance payments received before the satisfaction of performance obligations.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Contract assets are evaluated for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses.” The Company estimates expected credit losses on contract assets using the loss-rate method, incorporating historical collection experience, prevailing economic conditions, and reasonable and supportable forward-looking information. As of December 31, 2023, and 2022, the allowance for expected credit losses for contract assets amounted to $36,800 and $7,700, respectively.

Accounts Receivable

Accounts receivable include amounts billed and currently due from customers. Accounts receivables are recorded at the invoiced amount, net of an allowance for current expected credit losses. In accordance with ASC 326 the Company estimates expected credit losses on accounts receivable using the aging schedule method, incorporating historical bad debt experience, the creditworthiness of customers, prevailing economic conditions, and reasonable and supportable forward-looking information. Accounts receivable balances are written off when they are determined to be uncollectible. As of December 31, 2023 and 2022, the allowance for current expected credit losses for accounts receivable amounted to $77,400 and 66,900, respectively.

Inventories

Inventories primarily consist of job-specific raw materials and purchased components directly attributable to customer contracts. The Company procures materials exclusively for awarded contracts and, therefore, does not maintain a significant general inventory. Inventories are stated at the lower of cost or net realizable value, with cost determined using the specific identification method. Inventories are not recognized as incurred costs in the measure of progress toward completion (cost-to-cost method) until delivered onsite to the customer.

Given that inventories are procured on a job-specific basis and typically utilized shortly after purchase, the Company does not maintain significant excess inventory. The Company periodically evaluates its inventories and records a provision for estimated losses related to excess, damaged, slow-moving, or obsolete inventories. As of December 31, 2023 and 2022, the Company recorded no reserve for inventory obsolescence.

Property and Equipment

Property and equipment is stated at historical cost less accumulated depreciation. Maintenance and repairs of property and equipment are expensed as incurred.

Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

Description	Useful Life (Years)
Machinery and equipment	5
Office furniture and equipment	3
Transportation equipment	5
Buildings	30
Land	N/A

Leases

The Company evaluates all contracts at inception or upon modification to determine whether such contract contains a lease in accordance with ASC 842, “Leases.” A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both the right to obtain substantially all the economic benefits from the use of the asset and the right to direct the use of the asset. Contracts containing a lease are further evaluated for classification as a right-of-use (“ROU”) operating lease or a finance lease.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Long-Lived Assets

The Company reviews the carrying value of long-lived assets such as property and equipment for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These events and circumstances may include significant decreases in the market price of an asset or asset group, significant changes in the extent or manner in which an asset or asset group is being used by the Company or in its physical condition, a significant change in legal factors or in the business climate, a history or forecast of future operating or cash flow losses, significant disposal activity, a significant decline in revenue or adverse changes in the economic environment.

If such facts indicate a potential impairment, the Company assess the recoverability of an asset group by determining if the carrying value of the asset group exceeds the sum of the projected undiscounted cash flows expected to result from the use and eventual disposition of the assets over the remaining economic life of the primary asset in the asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company estimates the fair value of the asset group using appropriate valuation methodologies, which would typically include an estimate of discounted cash flows. Any impairment would be measured as the difference between the asset group’s carrying amount and its estimated fair value. During the years ended December 31, 2023 and 2022, there were no impairments of long-lived assets.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount the Company would receive to sell an asset, or pay to transfer a liability, in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

According to ASC 820, “Fair Value Measurement,” the fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company uses appropriate valuation techniques based on available inputs to measure the fair value of its assets and liabilities. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, marketable securities, receivables, inventories, prepaid expenses, accounts payable and accrued expenses, and contract assets and liabilities approximate fair value given the short-term nature of these instruments.

The carrying amounts of lease obligations and notes payable approximates fair value given these instruments bear prevailing market interest rates.

Income Taxes

The Company elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the combined financial statements.

Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the combined financial statements to comply with provisions set forth in ASC 740, “Income Taxes.”

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments in this update, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. The amendments in this update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, for private companies. Early adoption is permitted. The Company elected to early adopt this guidance effective January 1, 2022. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” The amendments in this update require acquiring entities to apply ASC 606 to recognize and measure contract assets and contract liabilities in business combinations. The amendments in this update are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, for private companies. The Company will adopt this guidance for business combinations occurring on or after the effective date. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

The Company currently believes there are no other issued and not yet effective accounting standards that are materially relevant to its consolidated financial statements.

NOTE 2—VARIABLE INTEREST ENTITIES

CMD consolidates Delancey LLC (“Delancey”) and CD Gowan LLC (“CD Gowan”) in accordance with ASC 810, as CMD is deemed to be the primary beneficiary of these entities. These entities were established solely to own and lease real estate to CMD, which is their sole tenant and primary source of cash flows. A VIE is consolidated by the primary beneficiary when it has both (1) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance and (2) the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. As a result, Delancey and CD Gowan are included in the Company’s consolidated financial statements, and all intercompany transactions, including lease payments, are eliminated in consolidation.

Delancey LLC

Delancey is a single-member LLC wholly owned by Christopher Day, the 100% and sole owner of CMD. Delancey was formed solely to own and lease commercial property located in Las Vegas, Nevada, which CMD utilizes as one of its primary operating facilities. CMD is the sole tenant and makes monthly lease payments to Delancey. The only significant activities of Delancey consist of collecting rent from CMD and servicing its mortgage obligation on the property. CMD determined that Delancey qualifies as a VIE because its equity investment at risk is insufficient to independently finance its activities without financial reliance on CMD as its primary tenant. CMD is the primary beneficiary of Delancey because it has the power to direct the most significant activities affecting the entity’s economic performance, including the use of the property and lease arrangements.

CD Gowan LLC

CD Gowan is a single-member LLC wholly owned by Christopher Day, the 100% and sole owner of CMD. CD Gowan was formed solely to own and lease commercial property located in North Las Vegas, Nevada, which CMD utilizes as one of its primary operating facilities. CMD is the sole tenant and makes monthly lease payments to CD Gowan. The only significant activities of CD Gowan consist of collecting rent from CMD and servicing its mortgage obligation on the property. CMD determined that CD Gowan qualifies as a VIE because its equity investment at risk is insufficient to independently finance its activities without financial reliance on CMD as its primary tenant. CMD is the primary beneficiary of CD Gowan because it has the power to direct the most significant activities affecting the entity’s economic performance, including the use of the property and lease arrangements.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

CMD does not provide direct financial support to Delancey or CD Gowan beyond lease payments and does not guarantee the mortgage obligations of these entities. However, as the primary beneficiary, CMD may be exposed to financial risks associated with the performance of these entities, including potential fluctuations in property values, changes in lease terms, and obligations that may arise if the VIEs experience financial distress. CMD continually reassesses its involvement with Delancey and CD Gowan to determine whether any changes in facts or circumstances affect its primary beneficiary status, including modifications to lease agreements, changes in financial condition, or other significant events impacting the VIEs.

The carrying amounts and classification of assets and liabilities for variable interest entities in the consolidated balance sheet as of December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
ASSETS

Current Assets
Cash and cash equivalents	$20,170	$5,894
Total Current Assets	20,170	5,894

Property and equipment, net	2,508,560	2,595,200
TOTAL ASSETS	$2,528,730	$2,601,094

LIABILITIES AND OWNERS’ DEFICIT

Current Liabilities
Current portion of notes payable	$115,221	$110,513
Total Current Liabilities	115,221	110,513

Notes payable, net of current portion	3,255,142	3,370,363
TOTAL LIABILITIES	3,370,363	3,480,876

OWNERS’ DEFICIT	(841,633)	(879,782)
TOTAL LIABILITIES AND OWNERS’ DEFICIT	$2,528,730	$2,601,094

NOTE 3—DISAGGREGATION OF REVENUES

Revenue is primarily derived from contracts with customers for finished carpentry and related products and services, including doors, frames, trim, hardware, millwork, cabinetry, and specialty construction accessories.

The Company’s revenues for the years ended December 31, 2023 and 2022 are disaggregated as follows:

	For the Years Ended December 31,
	2023	2022
Doors, frames, hardware, and trim	$21,899,282	$10,507,324
Cabinetry and millwork	4,717,193	3,183,170
Specialty construction accessories	481,221	32,260
Total revenues	$27,097,696	$13,722,754

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed.

As of December 31, 2023 and 2022, the Company had approximately $36.4 million and $25.8 million, respectively, of estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially satisfied).

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

NOTE 4—PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Machinery and equipment	$696,854	$856,219
Office furniture and equipment	195,021	160,010
Transportation equipment	361,606	337,012
Buildings [1]	2,600,000	2,600,000
Land [1]	305,000	305,000
Total property and equipment	4,158,481	4,258,241
Less: accumulated depreciation	(1,010,603)	(1,003,844)
Total property and equipment, net	$3,147,878	$3,254,397

[1] The buildings and land were owned by VIEs in which CMD is deemed to be the primary beneficiary. Refer to Note 2 for further details.

Depreciation expense for the years ended December 31, 2023 and 2022 was $267,107 and $266,643, respectively.

NOTE 5—ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Trade accounts payable	$1,110,869	$1,257,585
Credit cards payable	19,324	170,944
Accrued payroll liabilities	126,821	106,719
Accrued sales and use tax	37,981	188,478
Accrued interest	22,275	36,403
Total accounts payable and accrued expenses	$1,317,270	$1,760,129

NOTE 6—FINANCE LEASES

On August 17, 2021, the Company entered into an equipment financing lease to purchase machinery and equipment for $77,714, which matures in November 2024.

On December 30, 2021, the Company entered into an equipment financing lease to purchase machinery and equipment for $455,175, which matures in November 2026.

On May 5, 2023, the Company entered into an equipment financing lease to purchase machinery and equipment for $35,972, which matures in May 2026.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Finance leases as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Machinery and equipment	$568,861	$532,889
Less: accumulated depreciation	(222,421)	(111,704)
Total leased equipment, net	$346,440	$421,185

Finance lease liabilities, current portion	126,520	112,185
Finance lease liabilities, long-term	202,233	300,500
Total finance lease liabilities	$328,753	$412,685

Weighted-average remaining lease term (months)	2.7	3.7
Weighted average discount rate	5.0%	4.5%

The components of finance lease expense consisted of the following for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Depreciation expense	$110,717	$106,524
Interest expense	19,018	21,889
Total finance lease expense	$129,735	$128,413

Estimated future minimum payments of finance leases for the next five years consists of the following as of December 31, 2023:

Year Ending December 31,	Amount
2024	$139,732
2025	113,673
2026	97,342
Total	350,747
Less: amount representing interest	(21,994)
Total finance lease liabilities	$328,753

NOTE 7—LINES OF CREDIT

Revolving line of credit as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Line of credit	$-	$500,000

Current portion of line of credit	$-	$500,000
Line of credit, net of current portion	$-	$-

On November 24, 2020, the Company entered into a revolving line of credit agreement with Wells Fargo Advisors (“WFA”). The amount of credit extended on the revolving line is based on the total amounts held in the WFA marketable securities brokerage account. The line of credit matures on August 31, 2022, and bears interest at a rate of prime plus 3.25% per annum.

The WFA revolving line of credit was paid off prior to maturity.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

On February 9, 2022, the Company entered into an agreement with Chase Bank for a line of credit up to $500,000. The line of credit matured on February 25, 2023, and bears interest at a rate of Term SOFR for a one-month plus 3.964% per annum. On March 13, 2023, the Company extended the line of credit agreement with Chase Bank for six months to September 24, 2023, and bears interest at a rate of Term SOFR for a one-month plus 7.728% per annum. On October 19, 2023, the Company extended the line of credit agreement with Chase Bank for six additional months to June 19, 2024, and bears interest at a rate of Term SOFR for a one-month plus 7.963% per annum.

As of December 31, 2023 and 2022, the outstanding balance on the Chase Bank line of credit was $0 and $500,000, respectively.

NOTE 8—NOTES PAYABLE

Notes payable as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Vehicle loans	$105,148	$139,063
SBA EIDL loan	500,000	500,000
Chase Bank loan (Delancey building)[1]	1,817,128	1,889,575
Chase Bank loan (CD Gowan building) [1]	848,507	868,983
SBA loan (CD Gowan building) [1]	704,728	722,318
Note payable (materials purchase)	92,271	206,858
Total notes payable	$4,067,782	$4,326,797

Current portion of notes payable	$240,946	$295,450
Notes payable, net of current portion	$3,826,836	$4,031,347

[1] These three loans represent building loans held by VIEs in which CMD is deemed to be the primary beneficiary. Refer to Note 2 for further details.

SBA EIDL Loan

On May 5, 2020, the Company received a $500,000 Economic Injury Disaster Loan (“EIDL”) loan from the Small Business Administration (“SBA”) under provisions of the Coronavirus Aid, Relief, and Economic Security Act. The EIDL loan has a 30-year term and bears interest at a rate of 3.75% per annum.

As of December 31, 2023 and 2022, the outstanding principal balance was $500,000, with an accrued interest balance of $22,275 and $35,207, respectively.

Note Payable

On July 18, 2022, the Company entered into a $250,000 note payable in order to purchase materials for a large commercial contract. The note matures in two years and is payable in monthly installments of $10,417, funded through progress payments received from the large commercial contract

As of December 31, 2023 and 2022, the outstanding note balance is $92,271 and $206,858, respectively.

Vehicle Loans

The Company has financed purchases of vehicles with notes payable, which are secured by the vehicles purchased. These notes have five-year terms and interest rates ranging from 1.99% to 26%. As of December 31, 2023, the total outstanding balance is $105,148.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

Estimated future minimum principal payments of notes payable for the next five years consists of the following as of December 31, 2023:

Year Ending December 31,	Amount
2024	$240,946
2025	154,856
2026	138,280
2027	142,526
2028	144,615
Thereafter	3,246,559
Total payments	$4,067,782

NOTE 9—SUPPLIER AND CUSTOMER CONCENTRATIONS

Significant customers and suppliers are those that account for greater than ten percent of the Company’s revenues and purchases.

In 2023 and 2022, the Company had two customers, whose revenue accounted for 23.6% percent and 44.8% percent of the Company’s revenue, respectively.

In 2023 and 2022, the Company purchased a substantial portion of finished goods from one third-party vendor, which compromised 38.4% percent and 37.6% percent of the Company’s purchases, respectively. The Company believes there are other suppliers that could be substituted should any of the suppliers become unavailable or non-competitive.

NOTE 10—COMMITMENTS AND CONTINGENCIES

There are no legal proceedings which the Company believes will have a material adverse effect on its financial position.

NOTE 11—SUBSEQUENT EVENTS

Completed Acquisition

On November 4, 2024, 1847 CMD Inc. (“1847 CMD”), a wholly owned subsidiary of 1847 Holdings LLC (the “1847 Holdings”), entered into a stock and membership interest purchase agreement with Christopher M. Day (who owns 100% of CMD), which was amended and restated on December 5, 2024 and further amended on December 13, 2024 and December 16, 2024 (as so amended, the “CMD Purchase Agreement”). Pursuant to the CMD Purchase Agreement, 1847 CMD agreed to acquire (the “Acquisition”), all of the issued and outstanding capital stock of CMD and all of the membership interests of CMD Finish Carpentry LLC, a Nevada limited liability company (“Finish” and together with CMD, the “CMD Companies”), from The CD Trust, dated October 18, 2021 (the “Seller”).

On December 16, 2024, closing of the transactions contemplated by the CMD Purchase Agreement was completed. Pursuant to the CMD Purchase Agreement, 1847 CMD acquired the CMD Companies for an aggregate purchase price of $18,750,000, consisting of $17,750,000 in cash (subject to adjustments) and $1,000,000 of a promissory note in the principal amount of $1,050,000 (collectively, the “Purchase Price”), the remaining $50,000 of which is allocated for Seller’s expenses. 1847 CMD also paid $25,000 in cash at the closing to be applied towards the Seller’s legal fees. Upon the execution of the CMD Purchase Agreement, 1847 CMD also paid the Seller a deposit of $1,000,000, which was not applied to the Purchase Price at closing since the closing did not occur prior to December 3, 2024, as originally required by the CMD Purchase Agreement.

The Purchase Price is subject to a post-closing working capital adjustment provision. Under this provision, the Seller delivered to 1847 CMD at the closing an unaudited balance sheet of the CMD Companies as of December 12, 2024 (the “Preliminary Balance Sheet”). On or before the 75th day following the closing, 1847 CMD must deliver to the Seller an audited balance sheet of the CMD Companies as of December 12, 2024 (the “Final Balance Sheet”). If the final net working capital reflected in the Final Balance Sheet exceeds the estimated net working capital reflected in the Preliminary Balance Sheet, 1847 CMD must issue to the Seller a promissory note in the principal amount equal to such excess. If the estimated net working capital reflected in the Preliminary Balance Sheet exceeds the final net working capital reflected in the Final Balance Sheet, the Seller must, within thirty (30) days, pay to 1847 CMD an amount in cash equal to such excess.

CMD Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

As noted above, a portion of the Purchase Price was paid by the issuance of a promissory note in the principal amount of $1,050,000 by 1847 CMD to the Seller (the “Note”). The Note is due and payable on February 16, 2025 and does not bear interest; provided that upon a default, as described in the Note, interest shall accrue at a rate of fifteen percent (15%) per annum until such default is cured. Additionally, if any payment of principal or interest is past due by five (5) days or more, a late fee will be due in an amount equal to 7.5% of the payment due. Subject to the rights of the Senior Lenders (as defined in the Note), the Note is secured by all of the assets of 1847 CMD and the CMD Companies, pursuant to a security agreement, dated December 16, 2024, among 1847 CMD, the CMD Companies and the Seller, a pledge agreement, dated December 16, 2024, between 1847 Holdings and the Seller relating to the equity interests of 1847 CMD, and a pledge agreement, dated December 16, 2024, between 1847 CMD and the Seller relating to the equity interests of the CMD Companies. The Note is also guaranteed by 1847 Holdings and the CMD Companies, pursuant to a Guaranty, dated December 16, 2024, by 1847 Holdings and the CMD Companies in favor of the Seller.

Lease Agreements

On December 16, 2024, 1847 CMD also entered into a lease agreement with Delancey (the “Delancey Lease”) relating to the properties leased by the CMD Companies prior to the Acquisition located at 4485 Delancey Drive, Las Vegas, Nevada 89103 and 4495 Delancey Drive, Las Vegas, Nevada 89103 (collectively, the “Delancy Property”). The Delancey Lease provides for a base rent of $20,000 per month, which shall increase annually by an amount equal to three percent (3%) of the previous year’s base rent. In addition, 1847 CMD will be responsible for all taxes, insurance and certain operating costs during the lease term. Further, in the event that the mortgage lender on the Delancy Property calls the mortgage loan due to the change in tenant and Delancy is required to refinance the Delancy Property, 1847 CMD agreed to pay the costs associated with such refinancing, and the increase in the monthly mortgage payments resulting from such refinancing, if any, will be added to the base rent. The Delancey Lease expires on December 31, 2029; provided that the term may be extended for two (2) additional five (5) year periods.

On December 16, 2024, 1847 CMD also entered into a lease agreement with CD Gowan (the “Gowan Lease”) relating to the property leased by the CMD Companies prior to the Acquisition located at 2421 East Gowan Road, North Las Vegas, Nevada 89030 (the Gowan Property”). The Gowan Lease provides for a base rent of $15,000 per month, which shall increase annually by an amount equal to three percent (3%) of the previous year’s base rent. In addition, 1847 CMD will be responsible for all taxes, insurance and certain operating costs during the lease term. Further, in the event that the mortgage lender on the Gowan Property calls the mortgage loan due to the change in tenant and CD Gowan is required to refinance the Gowan Property, 1847 CMD agreed to pay the costs associated with such refinancing, and the increase in the monthly mortgage payments resulting from such refinancing, if any, will be added to the base rent. The Gowan Lease expires on December 31, 2029; provided that the term may be extended for two (2) additional five (5) year periods